UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

Baker Hughes Company

(Exact name of registrant as specified in charter)

Delaware	1-38143	81-4403168
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

575 N. Dairy Ashford Rd., Suite 100, Houston, Texas	77079-1121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040 of Baker Hughes Holdings LLC and Baker Hughes Co-Obligor, Inc.	BKR40	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 28, 2025, Baker Hughes Company, a Delaware corporation (“Baker Hughes”), Tango Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Baker Hughes (“Merger Sub”), and Chart Industries, Inc., a Delaware corporation (“Chart”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Baker Hughes will acquire Chart through a merger of Merger Sub with and into Chart (the “Merger”), with Chart surviving the Merger as an indirect wholly owned subsidiary of Baker Hughes.

Pursuant to and subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Chart, par value $0.01 per share (the “Chart Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (x) shares of Chart Common Stock owned by Baker Hughes or Chart or any of their respective wholly owned subsidiaries or owned by Chart or any of its wholly owned subsidiaries or (y) shares of Chart Common Stock owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, in each case immediately prior to the Effective Time), will be cancelled and extinguished and automatically converted into the right to receive $210.00 in cash, without interest.

If any shares of Chart’s 6.75% Series B Mandatory Convertible Preferred Stock, par value $0.01 per share (“Chart Preferred Stock”), remain outstanding immediately prior to the Effective Time, the Merger Agreement provides that the parties will amend the Merger Agreement, if necessary, to give effect to the treatment of such shares as mutually agreed upon by the parties (subject to compliance with the terms of the Chart Preferred Stock).

The Board of Directors of each of Baker Hughes and Chart have unanimously approved the Merger and the Merger Agreement. The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including (i) the approval by holders of Chart Common Stock of a proposal to adopt the Merger Agreement; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other clearances, approvals and consents under certain applicable foreign antitrust and regulatory laws; (iii) the absence of governmental restraints or prohibitions preventing the consummation of the Merger; (iv) the representations and warranties of Baker Hughes and Chart being true and correct (subject to certain qualifications), (v) the performance in all material respects by the parties of their respective obligations under the Merger Agreement and (vi) the absence of any effect, change or event that has had a material adverse effect on Chart, subject to certain exceptions. The transaction is not subject to any financing condition.

The Merger Agreement contains customary representations and warranties of each of Baker Hughes and Chart, which, in the case of Chart, are qualified by the confidential disclosures provided to Baker Hughes in connection with the Merger Agreement, as well as matters included in Chart’s reports filed with the Securities and Exchange Commission prior to the date of the Merger Agreement. Additionally, the Merger Agreement provides for customary covenants of the parties, including covenants regarding the conduct of Chart’s business prior to the closing, covenants requiring Chart to recommend that its stockholders approve the Merger Agreement and covenants prohibiting Chart from soliciting alternative acquisition proposals or providing information to or engaging in discussions with third parties, in each case, except in limited circumstances as provided in the Merger Agreement, and covenants regarding the parties’ efforts with respect to seeking regulatory approvals.

The Merger Agreement contains certain termination rights of the parties, including in the event that (i) the parties agree in writing to terminate the Merger Agreement, (ii) the Merger is not consummated on or before the one-year anniversary of the date of the Merger Agreement, subject to two automatic extensions of six months each in the event that certain regulatory conditions are not satisfied by such dates (as extended, the “Outside Date”), (iii) the requisite stockholder approval of Chart required in connection with the Mergers is not obtained, (iv) any legal restraint having the effect of prohibiting the consummation of the Merger shall have become final and nonappealable or (v) the other party has breached its representations, warranties or covenants in the Merger Agreement, subject to certain qualifications. Chart may also terminate in certain circumstances to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement). In addition, (i) Baker Hughes can terminate the Merger Agreement prior to the Chart stockholder meeting if the Chart Board of Directors has changed its recommendation in connection with the Merger or has failed to make or reaffirm such recommendation in certain circumstances and (ii) Chart can terminate the Merger Agreement prior to Chart’s stockholder meeting in order to substantially concurrently enter into a superior proposal from a third party, subject to certain qualifications.

Upon termination of the Merger Agreement under specified circumstances, Chart would be required to pay Baker Hughes a termination fee of $250 million (the “Chart Termination Fee”).

Upon termination of the Merger Agreement under specified circumstances, including (i) the termination by either party if the consummation of the Merger does not occur on or prior to the Outside Date as a result of the existence of certain legal restraints exist or the failure to obtain specified regulatory approvals, or (ii) termination by either party if certain legal restraints exist that have become final and non-appealable, then, in each case, Baker Hughes would be required to pay Chart a termination fee of $500 million.

Additionally, under the terms of the Merger Agreement, Baker Hughes has agreed to pay the termination fee of $250 million due to Flowserve Corporation, a New York corporation (“Flowserve”), under the Agreement and Plan of Merger, dated as of June 3, 2025, by and among Chart, Flowserve, Big Sur Merger Sub, Inc. and Napa Merger Sub LLC, which was terminated prior to the execution of the Merger Agreement, plus an additional $8 million for the reimbursement of certain expenses to Flowserve (collectively, the “Flowserve Termination Payment”). Upon termination of the Merger Agreement under specified circumstances, Chart will be required to reimburse Baker Hughes in full for the amount of the Flowserve Termination Payment.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Baker Hughes or Chart or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties and covenants contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Baker Hughes’s or Chart’s public disclosures.

Debt Financing

In connection with entering into the Merger Agreement, Baker Hughes entered into a commitment letter (the “Bridge Commitment Letter”), dated as of July 28, 2025, with Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc. (the “Commitment Parties”), pursuant to which the Commitment Parties have agreed, subject to the terms and conditions set forth therein, to provide Baker Hughes with certain committed financing in order to fund all or a portion of the consideration payable in the acquisition of Chart pursuant to the Merger Agreement and to pay related fees and expenses.

The Bridge Commitment Letter provides for a senior unsecured 364-day bridge loan credit facility in an aggregate principal amount of up to $14.9 billion (the “Bridge Facility”), which is intended to be available to Baker Hughes to finance, together with other sources of funds, the acquisition and related expenses in the event that Baker Hughes has not obtained other permanent financing prior to the Closing. The Bridge Facility is subject to customary conditions precedent to funding, including the consummation of the acquisition materially in accordance with the terms of the Merger Agreement, the absence of a material adverse effect (as defined in the Merger Agreement), and other customary fundings conditions for facilities of this type.

The Bridge Commitment Letter also contemplates that Baker Hughes will seek to obtain permanent financing in the form of senior unsecured debt securities and one or more tranches of senior unsecured term loans prior to the Closing, and that the commitments under the Bridge Facility will be reduced by the amount of any such permanent financing as well as the proceeds of certain asset sales.

The Bridge Commitment Letter contains customary representations, warranties, covenants, indemnification provisions, and conditions precedent to funding. Baker Hughes has agreed to pay certain fees and expenses in connection with the Bridge Facility, as set forth in the Bridge Commitment Letter and certain related fee letters.

Item 7.01.	Regulation FD Disclosure.

On July 29, 2025, Baker Hughes and Chart issued a joint press release to announce the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Additionally, on July 29, 2025, Baker Hughes issued an investor presentation, a copy of which is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instructions B.2. of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended (each a “forward-looking statement”). All statements, other than historical facts, including statements regarding the presentation of Baker Hughes’s operations in future reports and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “would,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target,” “goal” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ include, but are not limited to: Baker Hughes’s ability to consummate the proposed transaction with Chart (the “Proposed Transaction”); Baker Hughes and Chart obtaining the regulatory approvals required for the Proposed Transaction on the terms expected or on the anticipated schedule or at all; the failure to satisfy other conditions to the completion of the Proposed Transaction, including the receipt of Chart stockholder approval; Baker Hughes’s ability to finance the Proposed Transaction; Baker Hughes’s indebtedness, including the substantial indebtedness Baker Hughes expects to incur in connection with the Proposed Transaction and the need to generate sufficient cash flows to service and repay such debt; the possibility that Baker Hughes may be unable to achieve expected synergies and operating efficiencies from the Proposed Transaction within the expected time-frames or at all and to successfully integrate Chart’s operations with those of Baker Hughes; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in retaining or maintaining relationships with employees, customers or suppliers) that may be greater than expected following the Proposed Transaction or the public announcement of the Proposed Transaction; Baker Hughes and Chart being subject to competition and increased competition is expected in the future; general economic conditions that are less favorable than expected. Other important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, the risk factors identified in the “Risk Factors” section of Part 1 of Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 4, 2025, and those set forth from time-to-time in other filings by Baker Hughes with the SEC. Additional risks that may affect Chart’s results of operations are identified in the “Risk Factors” section of Part 1 of Item 1A of Chart’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 28, 2025, and those set forth from time-to-time in other filings by Chart with the SEC. These documents are available through our website or through the SEC’s Electronic Data Gathering and Analysis Retrieval (EDGAR) system at http://www.sec.gov.

Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. Baker Hughes does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2025, by and among Baker Hughes Company, Tango Merger Sub, Inc. and Chart Industries, Inc.*

99.1	Joint Press Release issued by Baker Hughes Company and Chart Industries, Inc., dated July 29, 2025.

99.2	Investor Presentation issued by Baker Hughes Company, dated July 29, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Baker Hughes agrees to furnish a supplemental copy of such schedules to the Securities and Exchange Commission upon its request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Dated: July 29, 2025	By:	/s/ Fernando Contreras
Fernando Contreras
Vice President, Chief Compliance Officer and Corporate Secretary